                                                                     Exhibit 3.1
                                     [SEAL]

                        Office of the Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF

                                AMERICREDIT CORP.
                                    107735100

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 1l/12/2001
Effective: 11/12/2001


[SEAL]                                         /s/ Geoffrey S. Connor
                                               -----------------------

                                                   Geoffrey S. Connor
                                                 Assistant Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is AmeriCredit Corp.

                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on November 6, 2001. The Articles of Incorporation are amended to increase the authorized number of shares of Common Stock of the corporation from 120,000,000 to 230,000,000.

     The amendment changes section 4.1 of article IV of the Articles of Incorporation and the full text of the provision as changed is a follows:

     "4.1 The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares divided into: one class of Two Hundred Thirty Million (230,000,000) shares of Common Stock of the par value of one cent ($0.01) per share, and one class of Twenty Million (20,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share which may be divided into and issued in series as described herein."

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 84,339,085 shares of Common Stock; and the number of shares entitled to vote thereon was 84,339,085 shares of Common Stock.

                                  ARTICLE FOUR

     The number of shares voted for such amendment was 67,647,029 shares of Common Stock; the number of shares voted against such amendment was 4,132,710 shares of Common Stock.

Dated: November 6, 2001.

                                             AmeriCredit Corp.


                                             By: /s/ Chris A. Choate
                                                 ---------------------------
                                                 Chris A. Choate, Secretary

                                     [SEAL]

                               The State of Texas

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF

                                AMERICREDIT CORP.
                                    FORMERLY
                                 URCARCO, INC.
________________________________________________________________________________

The undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated          NOVEMBER 12
     ------------------------------,1992
                                      --
Effective      NOVEMBER 12
         --------------------------, 1992 at XXXX a.m/p.m
                                       --    ----

                                        /s/ John Hannah Jr
                                        ----------------------
                                          Secretary of State

     [SEAL]

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                OF URCARCO, INC.
                        --------------------------------

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE: The name of the corporation is URCARCO, INC.

ARTICLE TWO: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on November 11, 1992. The amendment alters Article I of the Articles of Incorporation of the corporation, changing the name of the corporation, as follows:

     Article I of the Articles of Incorporation is hereby amended in its entirety so as to be and read as follows:

                                   "ARTICLE I
                                   ----------

                                      Name
                                      ----

     The name of the corporation is AmeriCredit Corp."

ARTICLE THREE: The number of shares of the corporation outstanding at the time of the adoption of the amendment to Article I was 30,658,438 shares of Common Stock; and the number of shares entitled to vote thereon was 30,658,438 shares of Common Stock.

ARTICLE FOUR: The number of shares that voted in favor of the amendment to
Article I was 24,441,380 shares of Common Stock; and the number of shares voted against the amendment to Article I was 178,057 shares of Common Stock.

Dated November 11, 1992.

                           URCARCO, INC.

                           By:  /s/ Clifton H. Morris, Jr.
                               ---------------------------
                               Clifton H. Morris, Jr.
                               Chairman of the Board,
                               Chief Executive Officer and
                               President


                           By:  /s/ Mark R. Walker
                               ----------------------
                               Mark R. Walker
                               Secretary

                                     [SEAL]

                               The State of Texas

                               Secretary of State
                                 Aug. 30, 1988



JANIE LOWPANCE
2550 BERNER
FT WORTH, TX 76111


RE:
URCARCO, INC.
CHARTER NUMBER 01077351-00


IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.









                                                VERY TRULY YOURS,



[SEAL]                                          /s/ Jack M. Rains
                                                --------------------------------
                                                      Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 URCARCO, INC.
                            -------------------------


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE
                                   -----------

     The name of the corporation is URCARCO, INC.

                                   ARTICLE TWO
                                   -----------

     The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on June 30, 1988, increasing the aggregate number of shares which this corporate shall have authority to issue, as follows:

          Article 4.1 of the Articles of Incorporation is hereby amended so as to read as follows:

                                   "Article IV
                                    ----------

                                     "Shares
                                      ------

     "4.1 The aggregate number of shares which this corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares divided into: one class of one hundred twenty million (120,000,000) shares of common stock, of the par value of one cent ($0.01) per share, and one class of twenty million (20,000,000) shares of Preferred Stock with par value of one cent ($0.01) per share which may be divided into and issued in series as described herein.

                                  ARTICLE THREE
                                  -------------

     The number of shares of the corporation outstanding at the time of such adoption was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock; and the number of shares entitled to vote thereon was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock.

                                  ARTICLE FOUR
                                  ------------

     The number of shares voted for such amendment was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock; and the number of shares voted against such amendment was Zero.

     Dated effective as of June 30, 1988.
                                --

                                        URCARCO, INC.


                                        By /s/ Clifton H. Morris, Jr.
                                           -------------------------------------
                                           Clifton H. Morris, Jr.
                                           Its President

                                        and


                                        By /s/ A. W. Pierce, III
                                           -------------------------------------
                                           A. W. Pierce, III
                                           Its Secretary



STATE OF TEXAS      (S)
                    (S)
COUNTY OF TARRANT   (S)

     BEFORE ME, a Notary Public, on this day personally appeared CLIFTON H. MORRIS, JR. and A. W. PIERCE, III, known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, each person declared that the statements therein contained are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 24/th/ day of July, 1988.


                                        /s/ Virginia L. Baum
                                        ----------------------------------------
                                        NOTARY PUBLIC - STATE OF TEXAS

                                        VIRGINIA L. BAUM
                                        ----------------------------------------
                                        Type or Printed Name of Notary
                                        My Commission Expires: 12-29-90
                                                               -----------------

                                     [SEAL]

                               The State of Texas

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF


                                  URCARCO, INC.
-------------------------------------------------------------------------------
                             CHARTER NO. 1077351-0

     The undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached Articles of Amendment, duly signed, have been received in this Office and are found to conform to law.

     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, issues this Certificate and attaches hereto a copy.



Dated OCTOBER 19, 1989.



[SEAL]                                           /s/ George S. Bayord
                                                -----------------------
                                                   Secretary of State

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                OF URCARCO, INC.
                          ----------------------------

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation of the corporation:

ARTICLE ONE: The name of the corporation is URCARCO, INC.


ARTICLE TWO: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on October 17, 1989. The amendments alter Articles IV, VI and VIII of the Articles of Incorporation of the corporation, as amended, and Section 4 of the Statement of Resolution Establishing Series of Shares of Preferred Stock of URCARCO, INC. (the "Designation Statement"), which such Designation Statement designated the corporation's Series A Preferred Stock and was filed with the Secretary of State of the State of Texas on September 6, 1989, as follows:

     1. Article IV of the Articles of Incorporation is hereby amended in its entirety so as to be and read as follows:


                                   "ARTICLE IV
                                    ----------

                                     Shares
                                     ------

          4.1 The aggregate number of shares which the corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares divided into: one class of One Hundred Twenty Million (120,000,000) shares of Common Stock of the par value of one cent ($0.01) per share, and one class of Twenty Million (20,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share which may be divided into and issued in series as described herein.

          4.2 The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to divide the Preferred Stock into series, to designate each series, to fix and determine separately for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined:

     (a) The rate of dividend payable with respect to shares of such series and the dates, terms, and other conditions on which such dividends shall be payable;

     (b) The nature of the dividend payable with respect to shares of such series as cumulative, noncumulative, or partially cumulative;

     (c) The price at and the terms and conditions on which shares may be redeemed;

     (d)  The amount payable upon shares in event of involuntary liquidation;

     (e)  The amount payable upon shares in event of voluntary liquidation;

     (f)  Sinking fund provisions for the redemption or purchase of shares;

     (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

     (h) Whether the shares of such series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights (including, without limitation, the number of votes per share, the matters on which the shares can vote, and the contingencies which make the voting rights effective and, if such shares are provided with voting rights, whether such voting rights entitle the shares to vote separately as a class, with other series as a class and/or with the Common Stock); and

     (i) Any repurchase obligations of the corporation with respect to the shares of such series, subject to the limitations of Article 2.38 of the Texas Business Corporation Act.

     The relative rights and preferences of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which any dividends thereon shall be cumulative. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          4.3 Each nine (9) shares of previously authorized Common Stock of the corporation, $0.01 par value per share, issued and outstanding immediately prior to the time of the filing and recording of this Amendment in the Office of the Secretary of State of Texas, shall, upon the filing and recording of this Amendment in the Office of the Secretary of State of Texas, thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and non-assessable share of Common Stock of the corporation, $0.01 par value per share, without resulting in any increase or decrease in the aggregate amount of stated capital or surplus, respectively, of the corporation. The corporation shall not issue fractional shares with respect to the combination. To the extent that a shareholder holds a number of shares of Common Stock immediately prior to the filing and recording of this Amendment that is not evenly divisible by nine (9), such shareholder shall receive a cash payment of $10.00 for the fractional interest resulting from the combination.

          4.4 The right to accumulate votes in the election of directors, and/or cumulative voting by any shareholder is hereby expressly denied.

          4.5 No holder of any security of the corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class."

     2. Article VI of the Articles of Incorporation is hereby amended so as to be and read in its entirety as follows:


                                   "ARTICLE VI
                                    ----------

                                     Bylaws
                                     ------

           The Board of Directors shall have the power to alter, amend or repeal the bylaws of the corporation, or adopt new bylaws."

     3. Article VIII of the Articles of Incorporation is hereby amended so as to be and read in its entirety as follows:

                                  "ARTICLE VIII
                                   ------------

                                 Indemnification
                                 ---------------

           The corporation shall indemnify persons for whom indemnification is permitted by Article 2.02-l of the Texas Business Corporation Act ("Act") to the fullest extent permissible under Article 2.02-l of the Act, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine."

     4.    Section 4 of the Designation Statement, which such Designation

Statement designated the Series A Preferred Stock and was filed with the Office of the Secretary of State of Texas on September 6, 1989, is hereby amended so as to be and read in its entirety as follows:

           "4.  Voting Rights. Each share of Series A Preferred Stock shall
                -------------
     entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible, and the holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class."

ARTICLE THREE: The number of shares of the corporation outstanding at the time of the adoption of the amendment to Article IV was 89,396,469 shares of Common Stock and 13,651,076 shares of Series A Preferred Stock; and the number of shares entitled to vote thereon was 89,396,469 shares of Common Stock and 13,651,076 shares of Series A Preferred Stock. The shares of Common Stock and Series A Preferred Stock are entitled to vote each as a separate class on such amendment to Article IV.

     The number of shares of the corporation outstanding at the time of the adoption of the amendments to Article VI and to Article VIII was 89,396,469 shares of Common Stock and 13,651,076 shares of Series A Preferred Stock; and the number of shares entitled to vote thereon was 89,396,469 shares of Common Stock.

     The number of shares of the corporation outstanding at the time of the adoption of the amendment to the Designation Statement was 89,396,469 shares of Common Stock and 13,651,076 shares of Series A Preferred Stock; and the number of shares entitled to vote thereon was 89,396,469 shares of Common Stock and 13,651,076 shares of Series A Preferred Stock. The shares of Common Stock and Series A Preferred Stock are entitled to vote each as a separate class on such amendment to the Designation Statement.

ARTICLE FOUR: The number of shares that voted for the amendment to Article IV was 76,060,737 shares of Common Stock and 10,648,872 shares of Series A Preferred Stock; and the number of shares voted against the amendment to Article IV was 234,722 shares of Common Stock and no shares of Series A Preferred Stock.

     The number of shares that voted for the amendment to Article VI was 76,170,071 shares of Common Stock; and the number of shares voted against the amendment to Article VI was 111,388 shares of Common Stock.

     The number of shares that voted for the amendment to Article VIII was 75,971,737 shares of Common Stock; and the number of shares voted against the amendment to Article VIII was 289,722 shares of Common Stock.

     The number of shares voted for the amendment to the Designation Statement was 75,555,211 shares of Common Stock and 9,705,489 shares of Series A Preferred Stock; and the number of shares voted against the amendment to the Designation Statement was 337,222 shares of Common Stock and no shares of Series A Preferred Stock.

Dated October 17, 1989.

                                                URCARCO, INC.



                                                By /s/ Clifton H. Morris, Jr.
                                                   -----------------------------
                                                   Clifton H. Morris, Jr.
                                                   President


                                                By /s/ Henry T. Stanley, Jr.
                                                   -----------------------------
                                                   Henry T. Stanley, Jr.
                                                   Secretary

                                     [SEAL]

                               The State of Texas

                               Secretary of State


                            CERTIFICATE OF AMENDMENT

                                      FOR

                                 URCARCO, INC.
                            CHARTER NUMBER 01077351


        THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF AMENDMENT HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

        ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE AND ATTACHES HERETO A COPY OF THE ARTICLES OF AMENDMENT.



DATED AUG. 29, 1988




[SEAL]                                                  /s/ Jack M. Rains
                                                        ---------------------
                                                        SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  URCARCO, INC.
                            -------------------------

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


                                   ARTICLE ONE
                                   -----------

     The name of the corporation is URCARCO, INC.

                                   ARTICLE TWO
                                   -----------

     The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on June 30, 1988, increasing the aggregate number of shares which this corporate shall have authority to issue, as follows:

          Article 4.1 of the Articles of Incorporation is hereby amended so as to read as follows:

                                   "Article IV
                                    ----------

                                     "Shares
                                      ------

     "4.1   The aggregate number of shares which this corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares divided into: one class of one hundred twenty million (120,000,000) shares of common stock, of the par value of one cent ($0.01) per share, and one class of twenty million (20,000,000) shares of Preferred Stock with par value of one cent ($0.01) per share which may be divided into and issued in series as described herein.


                                  ARTICLE THREE
                                  -------------

     The number of shares of the corporation outstanding at the time of such adoption was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock; and the number of shares entitled to vote thereon was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock.

                                  ARTICLE FOUR
                                  ------------

     The number of shares voted for such amendment was Three Thousand Three Hundred Thirty-Three (3,333) shares of Common Stock; and the number of shares voted against such amendment was Zero.

     Dated effective as of June 30, 1988.
                                --

                                        URCARCO, INC.


                                        By /s/ Clifton H. Morris, Jr.
                                           -------------------------------------
                                           Clifton H. Morris, Jr.
                                           Its President

                                        and


                                        By /s/ A. W. Pierce, III
                                           -------------------------------------
                                           A. W. Pierce, III
                                           Its Secretary



STATE OF TEXAS      (S)
                    (S)
COUNTY OF TARRANT   (S)

     BEFORE ME, a Notary Public, on this day personally appeared CLIFTON H. MORRIS, JR. and A. W. PIERCE, III, known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, each person declared that the statements therein contained are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27/th/ day of July, 1988.


                                        /s/ Virginia L. Baum
                                        ----------------------------------------
                                        NOTARY PUBLIC - STATE OF TEXAS

                                        VIRGINIA L. BAUM
                                        ----------------------------------------
                                        Typed or Printed Name of Notary
                                        My Commission Expires: 12-29-90
                                                               -----------------

                                     [SEAL]

                               The State of Texas

                               Secretary of State


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 URCARCO, INC.
                            CHARTER NUMBER 01077351



        THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

        ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.

        ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAY 18, 1988


                                                /s/ Jack M. Rains
[SEAL]                                          --------------------------------
                                                        Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                                  URCARCO, INC.

     The undersigned natural person being of the age of twenty-one (21) years or more, being a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

     The name of the corporation is URCARCO, INC.

                                   ARTICLE II
                                   ----------

                                    Duration
                                    --------

     The period of its duration is perpetual.

                                   ARTICLE III
                                   -----------

                                    Purposes
                                    --------

     The nature of the business of the corporation and the objects or purposes to be established, maintained and carried on by it are as follows:

     1. to buy, sell, deal in and trade used automobiles and other motor vehicles, at wholesale and at retail, as well as to provide financing for the purchase, lease or rental of used automobiles or other motor vehicles:

     2. for the transaction of any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; and

     3. to have all of the general powers granted to corporations under the laws of the State of Texas, whether granted by specific statutory authority or by construction of law.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clauses of these Articles of Incorporation. Instead, the objects and purposes specified in the broadest sense shall be regarded as independent objects and purposes.

                                   ARTICLE IV
                                   ----------

                                     Shares
                                     ------

     4.1. The aggregate number of shares which this corporation shall have authority to issue is One Hundred Million (100,000,000) shares divided into: one class of eighty million (80,000,000) shares of common stock, of the par value of one cent ($0.01) per share, and one class of twenty million (20,000,000) shares of Preferred Stock with par value of one cent ($0.01) per share which may be divided into and issued in series as described herein.

     4.2 The Board of Directors is authorized, from time to time, to divide the Preferred Stock into Series, to designate each Series, to fix and determine separately for each Series any one or more of the following relative rights and preferences, and to issue shares of any Series then or previously designated, fixed and determined:

           (a)   the rate of dividend;

           (b) the price at and the terms and conditions on which shares may be redeemed;

          (c) the amount payable upon shares in event of involuntary liquidation;

          (d)  the amount payable upon shares in event of voluntary liquidation;

          (e) sinking fund provisions (if any) for the redemption or purchase of shares;

          (f) the terms and conditions on which shares may be converted if the shares of any Series are issued with the privilege of conversion; and

          (g) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies which make the voting rights effective).

     4.3. (A) The common stock is to have the exclusive voting privileges of the corporation on a non-cumulative basis of one vote per share except only on matters when the vote of the Preferred Stock is at any time required under the laws of the State of Texas. Each share of common stock which shall at any time be duly issued and outstanding shall be equal in every respect to every other issued and outstanding share of common stock. In addition, the common stock shall have all other rights commonly incident to the common stock of a corporation, subject to the preferences and rights of the Preferred Stock. Except as otherwise expressly provided by law, shares of Preferred Stock shall have only the preferences and relative rights expressly stated in this Article IV.

     4.3 (B) (1) The Preferred Stock at the time outstanding shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate fixed by the Board of Directors (pursuant to paragraph 4.2 above), and no more, payable semi-annually on the 15th day of January and July each year.

               (2) Dividends on Preferred Stock shall be cumulative from date of issue. Cumulations of dividends shall not bear interest.

               (3) No dividend shall be declared or paid on Common Stock, and no Common Stock shall be purchased by the corporation, unless full dividends on outstanding Preferred Stock for all post dividend periods and for the current dividend period shall have been declared and paid.

               (4)  No dividend shall be declared on any Series of Preferred
Stock: (a) for any dividend period unless all dividends cumulated for all prior dividend periods shall have been declared or shall then be declared at the same time upon all Preferred Stock then outstanding; or (b) unless a dividend for the same period shall be declared at the same time upon all Preferred Stock then outstanding in like proportion to the dividend rate then declared.

          (C) In event of dissolution, liquidation or winding-up of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each

Series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors (pursuant to 4.2 above) plus a sum equal to all cumulated but unpaid dividends (whether or not earned or declared) to the date fixed for distribution, and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of ps. are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences. None of the following events is a dissolution, liquidation, or winding-up within the meaning of this paragraph: consolidation, merger, or reorganization of the corporation with any other corporation or corporations, sale of all or substantially all the assets of the corporation, or any purchase or redemption by the corporation of any of its outstanding shares.

                (D) (1) All or any part of any one or more Series of Preferred Stock may be redeemed at any time or times at the option of the corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article IV and those fixed by the Board of Directors (pursuant to paragraph 4.2 above). The corporation may redeem shares of any one or more Series without redeeming shares of any other Series. If less than all the shares of any Series are to be redeemed, the shares of the Series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

                (2) Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty (20) nor more than fifty (50) days before the date fixed for redemption.

                (3) Redeemed shares shall be paid in cash the amount fixed by the Board of Directors (pursuant to paragraph 4.2 above) plus a sum equal to all cumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption, and no more.

                (4) On or before the date fixed for redemption, the corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (2) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders may be evidenced by a list certified by the corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the corporation so provides for payment, then from and after the date fixed for redemption: (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue, (c) such setting aside or deposit shall be deemed to constitute full payment for the shares, (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set-aside or deposited upon surrender of the respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the corporation. If the holders of the shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

               (5) Shares of Preferred Stock which are redeemed shall be cancelled and shall be restored to the status of authorized but unissued shares.

          (E) Except as specified in paragraph 4.3(B)(3) above, nothing herein shall limit the right of the corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

         (F) Except as fixed by the Board of Directors (pursuant to paragraph
4.2 above) and except as otherwise expressly provided by law, all voting power shall be in the Common Stock and none in the Preferred Stock. Where Preferred Stock as a class has voting power, all series of Preferred Stock shall be a single class.

     4.4 No holder of any of the shares of Common Stock of the corporation shall be entitled to cumulative voting at any election of directors of the corporation. Directors shall be elected by plurality vote.

     4.5 Shareholders shall have no preferential or pre-emptive rights to authorized but unissued stock of either class, to treasury stock, or to any other form of stock, bond, or security which may be authorized, issued or sold by this corporation, and all such stocks, bonds or securities may be sold, subject to the requirements of law, in either whole or fractional shares, by the authority of a majority of the Board of Directors at such time, and for such consideration as they may specify, without the consent or approval of the shareholders.

     4.6 This corporation may execute such notes, bonds, debentures, and other evidences of indebtedness, with or without the privilege of converting same to the common stock of this corporation, as the Board of Directors may from time to time authorize, the Board of Directors having full discretion with reference to the term, the amount, the conversion privileges, the interest rate, mortgages, security agreements, deeds of trust, pledges, and assignments, together with any and all other forms of securities and all other terms and provisions thereof.

     4.7 Any number of the holders of outstanding common stock of this corporation may enter into one or more voting trusts or voting agreements to the extent permitted and subject to the conditions of the Texas Business Corporation Act, as now in force or as hereafter amended.

     4.8 The sale and issue of the Common Stock of the corporation shall be effectuated in such a manner that qualifies for the benefits of Section 351, if applicable, of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE V
                                    ---------

                            Commencement of Business
                            ------------------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 ($1,000.00) Dollars, consisting of money, labor done, or property actually received.

                                   ARTICLE VI
                                   ----------

                                     Bylaws
                                     ------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors, without the assent or vote of the shareholders, is authorized to:

           (1)  adopt, alter, amend or repeal the Bylaws of the corporation; and

               (2) set apart out of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created; and the shareholders do hereby delegate such powers to the Board of Directors in whom they are vested exclusively.
                                   ARTICLE VII
                                   -----------

             Transactions with Officers, Directors and Shareholders
             ------------------------------------------------------

      No contract or other transactions between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization, if:

      (1) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed:

          (a) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

          (b) To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the disinterested votes present, the shares of each such interested person to be counted for quorum but not for voting purposes; or

      (2) The contract or transaction is fair to the corporation as of the time it is authorized or ratified by the

       Board of Directors, a committee of the Board, or the shareholders.

                                  ARTICLE VIII
                                  ------------

                        Indemnity of Officers, Directors
                        --------------------------------

          The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be in effect, indemnify any person who was, or is, threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation's obligations under this Section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation's obligation to indemnify and to repay expenses under this Section shall arise, and all rights granted to directors, officers employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding, any other provision of the Bylaws of this corporation or these Articles of Incorporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Section shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                                   ARTICLE IX
                                   ----------

                        Limitation on Director Liability
                        --------------------------------

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except liability for (i) a breach of a director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.

                                    ARTICLE X
                                    ---------

                           Initial Board of Directors
                           --------------------------

     The initial Board of Directors shall consist of three (3) members, and the names and addresses of the persons who are to serve as such initial directors until the first meeting of the shareholders, or until their successors are elected and qualified, are:

         Name                                               Address
         ----                                               -------

Clifton H. Morris, Jr.                             Fort Worth Club Building,
                                                      Suite 1000
                                                   306 West 7th Street
                                                   Fort Worth, Texas 76102

Jack R. Daugherty                                  Fort Worth Club Building,
                                                      Suite 1000
                                                   306 West 7th Street
                                                   Fort Worth, Texas 76102

R. L. Waltrip                                      1929 Allen Parkway
                                                      12th Floor
                                                   Houston, Texas 77019

     The number of Directors may be increased or decreased by amendment to the bylaws of the corporation.
                                      -13-

                                   ARTICLE XI
                                   ----------

                                  Incorporators
                                  -------------

The name and address of the incorporator of this and corporation is:

         Name                                      Address
         ----                                      -------

     R. E. Wilkin                              2108 West Freeway
                                               Fort Worth, Texas 76102

                                   ARTICLE XII
                                   -----------

                           Resistered Office and Agent
                           ---------------------------

     The address of the initial registered office of the corporation is 2108 West Freeway, Fort Worth, Texas 76102, and the name of the initial registered agent at such address if R. E. Wilkin.

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator herein before mentioned, does hereby make and file these articles of incorporation and does hereby certify that the facts herein stated are true, and accordingly has hereunto set his respective hand this 17/th/ day of May, 1988.


                                                     /s/ R. E. WILKIN
                                                     ---------------------------
                                                     R. E. WILKIN

 THE STATE OF TEXAS  :

 COUNTY OF TARRANT   :

          I, the undersigned Notary Public, do hereby certify that on the 17th day of May, 1988, personally appeared R. E. WILKIN, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.


                                                  /s/ Carol A. Woods
                                                  ------------------------------
                                                  NOTARY PUBLIC - STATE OF TEXAS

                                                          CAROL A. WOODS
                                                  ------------------------------
                                                  Printed Name of Notary

                                                  My Commission Expires: 5/22/89
                                                                         -------
s
                                      -15-